Exhibit 3.1

Ministry of Public and Business Service Delivery Ministère des Services au public et aux entreprises

Certificate of Amendment	Certificat de modification

Business Corporations Act	Loi sur les sociétés par actions

PROMIS NEUROSCIENCES INC.

Corporation Name / Dénomination sociale

1678696

Ontario Corporation Number / Numéro de société de l’Ontario

This is to certify that these articles are effective on	La présente vise à attester que ces statuts entreront en vigueur le

December 04, 2023 / 04 décembre 2023

Director / Directeur

Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Amendment is not complete without the Articles of Amendment Director/Registrar

Ce certificat de modification n’est pas complet s’il ne contient pas les statuts de modification

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Directeur ou registrateur

BCA - Articles of Amendment - PROMIS NEUROSCIENCES INC. - OCN:1678696 - December 04, 2023

Ministry of Public and Business Service Delivery

Articles of Amendment

Business Corporations Act

Corporation Name (Date of Incorporation/Amalgamation)

PROMIS NEUROSCIENCES INC. (September 21, 2005)

1.	The name of the corporation is changed to:

Not amended

2.	The number of directors or the minimum/maximum number of directors are amended as follows:

Not amended

3.	The articles are amended as follows:

A.Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter "None":

Not amended

B.	The classes and any maximum number of shares that the corporation is authorized to issue:

The articles of the Corporation be amended as follows:

1.By changing the classes and any maximum number of shares that the Corporation is authorized to issue as follows by creating an unlimited number of Series 2 Preferred Shares.

2.By providing that, after giving effect to the foregoing, the classes and any maximum number of shares that the Corporation is authorized to issue shall be:

Description of Classes

The Corporation shall be authorized to issue the following number and classes of shares:

The endorsed Articles of Amendment are not complete without the Certificate of Amendment.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Amendment - PROMIS NEUROSCIENCES INC. - OCN:1678696 - December 04, 2023

(i)an unlimited number of Common Shares;

(ii)an unlimited number of Preferred Shares, issuable in series;

(iii)70,000,000 Series 1 Preferred Shares; and

(iv)an unlimited number of Series 2 Preferred Shares

C.Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors' authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter "Not Applicable":

Series 2 Preferred Share Terms

4.The rights, privileges, restrictions and conditions of the Series 2 Preferred Shares are as follows:

4.1Dividends.

4.1.1The holders of the Series 2 Preferred Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when dividends are declared by the directors on the Common Shares out of moneys properly applicable to the payment of dividends, in such amount and in such form as the directors may from time to time determine. Dividends paid on Series 2 Preferred Shares will be paid pro rata with dividends paid to holders of Series 1 Preferred Shares and Common Shares.

4.2Priority upon Liquidation.

4.2.1Preferential Payments to Holders of Series 2 Preferred Shares.

In the event of any liquidation, dissolution or winding up of the Corporation or any distribution of its assets for the purpose of winding up its affairs, the Series 2 Preferred Shares then outstanding shall be redeemed by the Corporation and the redemption price shall be satisfied out of the assets of the Corporation available for distribution, pro rata and pari passu with the Series 1 Preferred Shares, before any payment is made to the holders of Common Shares by reason of their ownership thereof.

The redemption price shall be US$6.00 per Series 2 Preferred Share. Upon satisfaction of the redemption price per Series 2 Preferred Share, holders of Series 2 Preferred Shares shall cease to have any rights with respect to remaining assets of the Corporation.

4.3Optional Conversion.

The holders of Series 2 Preferred Shares have conversion rights as follows (the “Conversion Rights”):

4.3.1Right to Convert.

4.3.1.1Conversion Ratio.

Each Series 2 Preferred Share shall be convertible, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, on the basis of one fully paid and non-assessable Common Share for each Series 2 Preferred Share. The conversion shall be subject to the adjustment as provided below.

4.3.1.2Voting

If the Series 2 Preferred Shares are entitled to vote under applicable law on any matter, each Series 2 Preferred Share is entitled to one vote on such matter. Upon the occurrence of an Adjustment (as defined in Section 4.5.5), the voting entitlement of the Series 2 Preferred Shares will be adjusted as necessary to reflect the voting entitlement of the Common Shares following any such Adjustment, if required.

4.3.1.3Termination of Conversion Rights.

In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series 2 Preferred Shares; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 3.2.1 to holders of Series 2 Preferred Shares as a result of the liquidation, dissolution or winding up of the Corporation.

4.3.2Mechanics of Conversion.

4.3.2.1Notice of Conversion.

In order for a holder of Series 2 Preferred Shares to voluntarily convert Series 2 Preferred Shares into Common Shares, such

The endorsed Articles of Amendment are not complete without the Certificate of Amendment.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Amendment - PROMIS NEUROSCIENCES INC. - OCN:1678696 - December 04, 2023

holder shall (a) provide written notice to the Corporation's registered office that the holder elects to convert all or any number of the holder's Series 2 Preferred Shares and, if applicable, any event on which the conversion is contingent and (b), if the holder's Series 2 Preferred Shares are certificated, surrender the certificate or certificates for the Series 2 Preferred Shares (or, if the registered holder alleges that the certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of the certificate), at the registered office of the Corporation.

Such notice shall state the holder's name or the names of the nominees in which the holder wishes the Common Shares to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly signed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the Corporation of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the Common Shares issuable upon conversion of the Series 2 Preferred Shares shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to the holder of Series 2 Preferred Shares, or to his, her or its nominees, a certificate, certificates or DRS Statement for the number of full Common Shares issuable upon such conversion in accordance with these provisions and a certificate for the number (if any) of Series 2 Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, and (ii) pay all declared but unpaid dividends on the Series 2 Preferred Shares converted.

4.4	Mandatory Conversion.
4.4.1	Trigger Event.

After November 29, 2023, upon the Corporation raising gross proceeds of US$14,000,000 (the “Minimum Additional Financing Amount”) from the sale of equity securities or securities convertible into equity securities in one singular financing, including a financing with multiple tranches in which any subsequent tranches are closed within 18 months of the initial closing (the “Mandatory Conversion Event”), then all outstanding Series 2 Preferred Shares shall automatically convert into Common Shares at the conversion ratio pursuant to Section 4.3.2. If a financing which satisfies the Minimum Additional Financing Amount has multiple tranches, the conversion pursuant to the Mandatory Conversion Event will occur at the closing of the final tranche of such financing, which timing shall be determined at the discretion of the Corporation.

4.4.2Mechanics of Conversion.

All holders of record of Series 2 Preferred Shares shall be sent written notice of the Mandatory Conversion Event. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Event. Upon receipt of such notice, each holder of Series 2 Preferred Shares in certificated form shall surrender, if applicable, his, her or its certificate or certificates for all Series 2 Preferred Shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in the notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly signed by the registered holder or by his, her or its attorney duly authorized in writing.

All rights with respect to the Series 2 Preferred Shares converted under Section 4.4, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the Mandatory Conversion Event (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or before such time), except only the rights of the holders of Series 2 Preferred Shares, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, except only the right of their holders to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid on the Series 2 Preferred Shares.

4.5General.

4.5.1No Fractional Shares.

No fractional Common Shares shall be issued upon conversion of the Series 2 Preferred Shares. In lieu of any fractional Common Shares to which the holder would otherwise be entitled, the number of Common Shares to be issued upon conversion of the Series 2 Preferred Shares shall be rounded to the nearest whole share.

4.5.2Reservation of Shares.

The endorsed Articles of Amendment are not complete without the Certificate of Amendment.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Amendment - PROMIS NEUROSCIENCES INC. - OCN:1678696 - December 04, 2023

The Corporation shall at all times when Series 2 Preferred Shares are outstanding reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of the Series 2 Preferred Shares, such number of its duly authorized Common Shares as are from time to time is sufficient to effect the conversion of all outstanding Series 2 Preferred Shares.

4.5.3Effect of Conversion.

All Series 2 Preferred Shares converted into Common Shares will no longer be deemed to be outstanding and all rights with respect to such Series 2 Preferred Shares will immediately cease and terminate at the Conversion Time, except only the right of their holders to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid on the Series 2 Preferred Shares.

4.5.4Adjustments for Other Dividends and Distributions.

If the Corporation, at any time or from time to time, makes or issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of Common Shares in respect of outstanding Common Shares, but including any distribution of rights to holders of Common Shares to acquire securities of the Corporation pursuant to a rights offering) or in other property and Section 4.1 does not apply to such dividend or distribution, then and in each such event the holders of Series 2 Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares and pro rata with the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of the securities or other property as they would have received if all outstanding Series 2 Preferred Shares had been converted into Common Shares on the date of such event.

4.5.5Adjustments for Amalgamation or Reorganization.

If there shall occur any reorganization, recapitalization, reclassification, consolidation or amalgamation or other similar transaction involving the Corporation (an “Adjustment”) in which the Common Shares (but not the Series 2 Preferred Shares) is converted into or exchanged for securities, cash or other property then, following any such reorganization, recapitalization, reclassification, consolidation, amalgamation or other similar transaction, each Series 2 Preferred Share shall thereafter be convertible, in lieu of the Common Shares into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holders of Common Shares received upon the occurrence of such reorganization, recapitalization, reclassification, consolidation, amalgamation or other similar transaction would have been entitled to receive pursuant to such transaction.

D.The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter "None":

Not amended

E.Other provisions:

Not amended

4.The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

5.The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on:

The endorsed Articles of Amendment are not complete without the Certificate of Amendment.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Articles of Amendment - PROMIS NEUROSCIENCES INC. - OCN:1678696 - December 04, 2023

November 28, 2023

The articles have been properly executed by the required person(s).

The endorsed Articles of Amendment are not complete without the Certificate of Amendment.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery

BCA - Statuts de modification - PROMIS NEUROSCIENCES INC. - NSO:1678696 - 04 décembre 2023

Ministère des Services au public et aux entreprises

Statuts de modification

Loi sur les sociétés par actions

Dénomination sociale (Date de constitution ou de fusion)

PROMIS NEUROSCIENCES INC. (21 septembre 2005)

1.La dénomination de la société a été modifié pour:

Non modifié

2.	Le nombre d’administrateurs ou le nombre minimal/maximal d’administrateurs sont modifiés comme suit:

Non modifié

3.Les statuts sont modifiés comme suit:

A.Restrictions, le cas échéant, liées aux activités ou aux pouvoirs que peut exercer la société : S’il n’y en a aucune, inscrire « Aucune » :

Non modifié

B.Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée à émettre:

The articles of the Corporation be amended as follows:

1.By changing the classes and any maximum number of shares that the Corporation is authorized to issue as follows by creating an unlimited number of Series 2 Preferred Shares.

2.By providing that, after giving effect to the foregoing, the classes and any maximum number of shares that the Corporation is authorized to issue shall be:

Description of Classes

The Corporation shall be authorized to issue the following number and classes of shares:

Les statuts de modification à l’égard desquels une inscription a été produite sont incomplets sans le certificat de modification.

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Directeur ou registrateur, ministère des Services au public et aux entreprises

Page 1 de 5

BCA - Statuts de modification - PROMIS NEUROSCIENCES INC. - NSO:1678696 - 04 décembre 2023

(i)an unlimited number of Common Shares;

(ii)an unlimited number of Preferred Shares, issuable in series;

(iii)70,000,000 Series 1 Preferred Shares; and

(iv)an unlimited number of Series 2 Preferred Shares

C.Droits, privilèges, restrictions et conditions, le cas échéant, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peuvent être émises en série : S’il n’y a qu’un seul type d’actions, inscrire « Ne s’applique pas ».

Series 2 Preferred Share Terms

4.The rights, privileges, restrictions and conditions of the Series 2 Preferred Shares are as follows:

4.1Dividends.

4.1.1The holders of the Series 2 Preferred Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when dividends are declared by the directors on the Common Shares out of moneys properly applicable to the payment of dividends, in such amount and in such form as the directors may from time to time determine. Dividends paid on Series 2 Preferred Shares will be paid pro rata with dividends paid to holders of Series 1 Preferred Shares and Common Shares.

4.2Priority upon Liquidation.

4.2.1Preferential Payments to Holders of Series 2 Preferred Shares.

In the event of any liquidation, dissolution or winding up of the Corporation or any distribution of its assets for the purpose of winding up its affairs, the Series 2 Preferred Shares then outstanding shall be redeemed by the Corporation and the redemption price shall be satisfied out of the assets of the Corporation available for distribution, pro rata and pari passu with the Series 1 Preferred Shares, before any payment is made to the holders of Common Shares by reason of their ownership thereof.

The redemption price shall be US$6.00 per Series 2 Preferred Share. Upon satisfaction of the redemption price per Series 2 Preferred Share, holders of Series 2 Preferred Shares shall cease to have any rights with respect to remaining assets of the Corporation.

4.3Optional Conversion.

The holders of Series 2 Preferred Shares have conversion rights as follows (the “Conversion Rights”):

4.3.1Right to Convert.

4.3.1.1Conversion Ratio.

Each Series 2 Preferred Share shall be convertible, at the option of its holder, at any time and from time to time, and without the payment of additional consideration by its holder, on the basis of one fully paid and non-assessable Common Share for each Series 2 Preferred Share. The conversion shall be subject to the adjustment as provided below.

4.3.1.2Voting

If the Series 2 Preferred Shares are entitled to vote under applicable law on any matter, each Series 2 Preferred Share is entitled to one vote on such matter. Upon the occurrence of an Adjustment (as defined in Section 4.5.5), the voting entitlement of the Series 2 Preferred Shares will be adjusted as necessary to reflect the voting entitlement of the Common Shares following any such Adjustment, if required.

4.3.1.3Termination of Conversion Rights.

In the event of a liquidation, dissolution or winding up of the Corporation, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series 2 Preferred Shares; provided that the foregoing termination of Conversion Rights shall not affect the amount(s) otherwise paid or payable in accordance with Section 3.2.1 to holders of Series 2 Preferred Shares as a result of the liquidation, dissolution or winding up of the Corporation.

4.3.2Mechanics of Conversion.

4.3.2.1Notice of Conversion.

Les statuts de modification à l’égard desquels une inscription a été produite sont incomplets sans le certificat de modification.

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

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BCA - Statuts de modification - PROMIS NEUROSCIENCES INC. - NSO:1678696 - 04 décembre 2023

In order for a holder of Series 2 Preferred Shares to voluntarily convert Series 2 Preferred Shares into Common Shares, such holder shall (a) provide written notice to the Corporation's registered office that the holder elects to convert all or any number of the holder's Series 2 Preferred Shares and, if applicable, any event on which the conversion is contingent and (b), if the holder's Series 2 Preferred Shares are certificated, surrender the certificate or certificates for the Series 2 Preferred Shares (or, if the registered holder alleges that the certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of the certificate), at the registered office of the Corporation.

Such notice shall state the holder's name or the names of the nominees in which the holder wishes the Common Shares to be issued. If required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly signed by the registered holder or his, her or its attorney duly authorized in writing. The close of business on the date of receipt by the Corporation of such notice and, if applicable, certificates (or lost certificate affidavit and agreement) shall be the time of conversion (the “Conversion Time”), and the Common Shares issuable upon conversion of the Series 2 Preferred Shares shall be deemed to be outstanding of record as of that date. The Corporation shall, as soon as practicable after the Conversion Time (i) issue and deliver to the holder of Series 2 Preferred Shares, or to his, her or its nominees, a certificate, certificates or DRS Statement for the number of full Common Shares issuable upon such conversion in accordance with these provisions and a certificate for the number (if any) of Series 2 Preferred Shares represented by the surrendered certificate that were not converted into Common Shares, and (ii) pay all declared but unpaid dividends on the Series 2 Preferred Shares converted.

4.4	Mandatory Conversion.

4.4.1Trigger Event.

After November 29, 2023, upon the Corporation raising gross proceeds of US$14,000,000 (the “Minimum Additional Financing Amount”) from the sale of equity securities or securities convertible into equity securities in one singular financing, including a financing with multiple tranches in which any subsequent tranches are closed within 18 months of the initial closing (the “Mandatory Conversion Event”), then all outstanding Series 2 Preferred Shares shall automatically convert into Common Shares at the conversion ratio pursuant to Section 4.3.2. If a financing which satisfies the Minimum Additional Financing Amount has multiple tranches, the conversion pursuant to the Mandatory Conversion Event will occur at the closing of the final tranche of such financing, which timing shall be determined at the discretion of the Corporation.

4.4.2Mechanics of Conversion.

All holders of record of Series 2 Preferred Shares shall be sent written notice of the Mandatory Conversion Event. Such notice need not be sent in advance of the occurrence of the Mandatory Conversion Event. Upon receipt of such notice, each holder of Series 2 Preferred Shares in certificated form shall surrender, if applicable, his, her or its certificate or certificates for all Series 2 Preferred Shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in the notice. If so required by the Corporation, any certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly signed by the registered holder or by his, her or its attorney duly authorized in writing.

All rights with respect to the Series 2 Preferred Shares converted under Section 4.4, including the rights, if any, to receive notices and vote (other than as a holder of Common Shares), will terminate at the Mandatory Conversion Event (notwithstanding the failure of the holder or holders thereof to surrender any certificates at or before such time), except only the rights of the holders of Series 2 Preferred Shares, upon surrender of any certificate or certificates of such holders (or lost certificate affidavit and agreement) therefor, except only the right of their holders to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid on the Series 2 Preferred Shares.

4.5General.

4.5.1No Fractional Shares.

No fractional Common Shares shall be issued upon conversion of the Series 2 Preferred Shares. In lieu of any fractional Common Shares to which the holder would otherwise be entitled, the number of Common Shares to be issued upon conversion of the Series 2 Preferred Shares shall be rounded to the nearest whole share.

Les statuts de modification à l’égard desquels une inscription a été produite sont incomplets sans le certificat de modification.

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Directeur ou registrateur, ministère des Services au public et aux entreprises

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BCA - Statuts de modification - PROMIS NEUROSCIENCES INC. - NSO:1678696 - 04 décembre 2023

4.5.2Reservation of Shares.

The Corporation shall at all times when Series 2 Preferred Shares are outstanding reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of the Series 2 Preferred Shares, such number of its duly authorized Common Shares as are from time to time is sufficient to effect the conversion of all outstanding Series 2 Preferred Shares.

4.5.3Effect of Conversion.

All Series 2 Preferred Shares converted into Common Shares will no longer be deemed to be outstanding and all rights with respect to such Series 2 Preferred Shares will immediately cease and terminate at the Conversion Time, except only the right of their holders to receive Common Shares in exchange therefor and to receive payment of any dividends declared but unpaid on the Series 2 Preferred Shares.

4.5.4Adjustments for Other Dividends and Distributions.

If the Corporation, at any time or from time to time, makes or issues, or fixes a record date for the determination of holders of Common Shares entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of Common Shares in respect of outstanding Common Shares, but including any distribution of rights to holders of Common Shares to acquire securities of the Corporation pursuant to a rights offering) or in other property and Section 4.1 does not apply to such dividend or distribution, then and in each such event the holders of Series 2 Preferred Shares shall receive, simultaneously with the distribution to the holders of Common Shares and pro rata with the holders of Common Shares, a dividend or other distribution of such securities or other property in an amount equal to the amount of the securities or other property as they would have received if all outstanding Series 2 Preferred Shares had been converted into Common Shares on the date of such event.

4.5.5Adjustments for Amalgamation or Reorganization.

If there shall occur any reorganization, recapitalization, reclassification, consolidation or amalgamation or other similar transaction involving the Corporation (an “Adjustment”) in which the Common Shares (but not the Series 2 Preferred Shares) is converted into or exchanged for securities, cash or other property then, following any such reorganization, recapitalization, reclassification, consolidation, amalgamation or other similar transaction, each Series 2 Preferred Share shall thereafter be convertible, in lieu of the Common Shares into which it was convertible prior to such event, into the kind and amount of securities, cash or other property which a holders of Common Shares received upon the occurrence of such reorganization, recapitalization, reclassification, consolidation, amalgamation or other similar transaction would have been entitled to receive pursuant to such transaction.

D.Restrictions, le cas échéant, concernant l’émission, le transfert ou la propriété d’actions : S’il n’y en a aucune, inscrire « Aucune » :

Non modifié

E.Autres dispositions:

Non modifié

4.La modification a été dûment autorisée conformément aux articles 168 et 170 (selon le cas) de la Loi sur les sociétés par actions.

5.La résolution autorisant la modification a été approuvée par les actionnaires/administrateurs (selon le cas) de la société

Les statuts de modification à l’égard desquels une inscription a été produite sont incomplets sans le certificat de modification.

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Directeur ou registrateur, ministère des Services au public et aux entreprises

Page 4 de 5

BCA - Statuts de modification - PROMIS NEUROSCIENCES INC. - NSO:1678696 - 04 décembre 2023 le:

28 novembre 2023

Les statuts ont été correctement signés par les personnes autorisées.

Les statuts de modification à l’égard desquels une inscription a été produite sont incomplets sans le certificat de modification.

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Directeur ou registrateur, ministère des Services au public et aux entreprises

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